Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V66909-P20700-Z88785 KINETIK HOLDINGS INC. 2700 POST OAK BOULEVARD, SUITE 300 HOUSTON, TEXAS 77056-5748 KINETIK HOLDINGS INC. 2025 Annual Meeting Vote by May 18, 2025 10:59 PM CT Vote Virtually at the Meeting* May 19, 2025 10:00 a.m. Central Time Virtually at: www.virtualshareholdermeeting.com/KNTK2025 To participate in the Virtual Meeting, you will need your 16-digit control number. Online access and check-in will begin at 9:45 AM, Central Daylight Time. You invested in KINETIK HOLDINGS INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. The Annual Meeting will be held in a virtual meeting format only, via webcast, at www.virtualshareholdermeeting.com/KNTK2025. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 19, 2025 at 10:00 AM CT. Get informed before you vote View the 2024 Annual Report and Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 5, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. We encourage you to access and review all of the information included in the proxy materials before voting. If you participate in the Kinetik 401(k) Plan, you must vote these shares no later than 10:59 PM CT on May 14, 2025.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V66910-P20700-Z88785 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. You will not be able to attend the Annual Meeting physically in person. You will be able to attend and listen to the Annual Meeting online, submit questions and vote the shares electronically during the virtual Annual Meeting. 1. Election of Directors For Nominees: 01) Deborah L. Byers 02) David I. Foley 03) Michael Kumar 04) D. Mark Leland 05) Kevin S. McCarthy 06) John-Paul (JP) Munfa 07) William Ordemann 08) Karen Putterman 09) Laura A. Sugg 10) Jamie Welch 2. Approval of a non-binding resolution regarding the compensation of named executive officers for 2024 (say-on-pay). For 3. Ratification of the appointment of KPMG LLP as the Company’s independent auditor for fiscal year 2025. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof.